UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE

Egan-Jones Joins Glass Lewis in Recommending GrafTech Stockholders

Vote FOR GrafTech’s Seven Highly Qualified and Experienced Director Nominees

PARMA, Ohio—May 7, 2014—GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today announced that Egan-Jones Proxy Services (“Egan-Jones”), one of the nation’s leading proxy advisory firms, has recommended that GrafTech stockholders vote FOR the election of GrafTech’s seven highly-qualified and experienced director nominees, including two new independent nominees, on the WHITE proxy card at the Company’s May 15, 2014 Annual Meeting of Stockholders.

In its May 7, 2014 report, Egan-Jones stated1:

We believe that support for voting the Management ballot is merited and that voting the Management ballot (WHITE PROXY CARD) is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors:

1.	With the very recent appointment of Mr. Hawthorne as the new Chief Executive Officer, we believe that he should be allowed a decent interval to implement his plans and put his imprint on the Company with the oversight and assistance of a supportive, not divided, Board. Moreover, the nomination by the Company of new candidates for the Board bears the promise of additional, relevant expertise and new ideas.

2.	We are not convinced that the election of the Dissidents’ slate to the board of directors would work to the benefit of all shareholders.

3.	On the basis of their proposed plans for the Company, which we find unpersuasive, we believe that the Dissidents have failed to make a case that their joining the board would work to maximize the value of shareholder value.

4.	Furthermore, we are troubled by questions raised in the Company’s investigation of leaks.

The Company’s nominees appear qualified and we recommend a vote “FOR” the Management nominees.

Commenting on the Egan-Jones report, GrafTech issued the following statement:

We are pleased that both Egan-Jones and Glass Lewis & Co. (“Glass Lewis”) have issued unequivocal recommendations in favor of GrafTech’s seven highly-qualified and experienced director nominees, including our two new independent nominees. Both independent reports underscore that the Company’s Board and management team have a strong track record of value creation and a clear, winning strategy to drive long-term stockholder value. Moreover, both Egan-Jones and Glass Lewis acknowledge the importance of good corporate governance and ethics, and that the GrafTech board is independent, engaged, well-balanced and has extensive relevant industry experience.

[1]	Permission to use quotations was neither sought nor obtained.

With the election of our recommended slate of directors, including Mr. Danjczek and Ms. Morris, over 70 percent of the GrafTech Board will have changed over the past five years, and the Board will be composed of seven highly-qualified and experienced directors, six of whom are independent.

Furthermore, the Company maintains its commitment to adding representation from the Milikowsky Group’s slate to the Board after the Annual Meeting. The GrafTech Board expects that if all of the Company’s seven nominees are elected, either Karen Finerman, David Jardini or both would be invited to join the Board. In determining which candidates to invite to the Board, the Nominating Committee would consider the views of GrafTech’s stockholders and could also request an interview with Ms. Finerman, Mr. Jardini or both.

GrafTech notes that, as previously announced on May 1, 2014, leading proxy advisory firm Glass Lewis recommends that GrafTech stockholders vote FOR all seven highly qualified and experienced director nominees on the WHITE proxy card at GrafTech’s Annual Meeting. In its report, Glass Lewis supports the Company’s position that GrafTech has the right Board, the right team and the right strategy to continue building stockholder value, that Nathan Milikowsky is not suitable to serve on the Board and that the Milikowsky Group does not have a realistic strategy.

GrafTech stockholders are reminded that their vote is important, no matter how many or how few shares they own. Whether or not stockholders plan to attend the Annual Meeting, they have an opportunity to protect their investment in GrafTech by voting FOR GrafTech’s seven director nominees using the WHITE proxy card today.

If stockholders have questions or need assistance in voting their shares, they should call:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(800) 509-0917 (Toll Free)

e-mail: graftechproxy@georgeson.com

NOTE ON FORWARD-LOOKING STATEMENTS: This letter contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, future or targeted operational and financial performance; growth prospects and rates, the markets we serve, strategic plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This letter does not constitute an offer or solicitation as to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s 2014 Annual Meeting. Stockholders will be able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

Contacts:

GrafTech International

Kelly Taylor, Director, Investor Relations & Corporate Communications, 216-676-2293

or

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko, 212-355-4449